EXHIBIT 99.1

Inuvo to Present at the National Investment Banking Associations (NIBA)
120th Investment Conference on November 30, 2011

CLEARWATER, Fla.-  November 29, 2011 - Inuvo®, Inc. (NYSE Amex: INUV), an online technology and services company, today announced that Richard Howe, Inuvo President and CEO, is scheduled to present at the National Investment Banking Association’s (NIBA) 120th Investment Conference on Thursday, December 1, 2011 at 9:30 a.m. Pacific Time.  The conference will be held at Caesar’s Palace Hotel in Las Vegas.

If you would like to schedule a meeting with Richard Howe, please contact Thomas Walsh at (212) 398-3487 or twalsh@allianceadvisors.net.

About the National Investment Banking Association (NIBA)

The National Investment Banking Association (NIBA) is the only national not-for-profit trade association of regional and independent brokerages, investment banking firms, institutional investors and related capital market service providers.  Since its inception, NIBA member firms have successfully completed over 1000 equity offerings totaling approximately $10 billion in new capital for America's finest emerging growth companies. The member firms of NIBA represent over 8,000 registered representatives with an estimated $78 billion in assets under management, and are responsible for 90% of all Initial Public Offerings under $20 million.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online technology and services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics. To find out more about how you can work with Inuvo, please visit www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contact

Inuvo, Inc.
Wally Ruiz, 727-324-0176
Chief Financial Officer
wallace.ruiz@inuvo.com
or
Investor Relations
Alliance Advisors, LLC.
Thomas Walsh, 212-398-3486
twalsh@allianceadvisors.net